UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2021

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of Exchange on which registered
Class A Common Stock	MC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 19, 2021, each of Messrs. Navid Mahmoodzadegan and Jeff Raich, and Ms. Elizabeth Crain, members of the Board of Directors (the “Board”) of Moelis & Company (the “Company”), communicated to the Company their respective decisions to resign from the Board, effective immediately, in connection with the Company’s transition to a Board composed of a majority of independent directors, which satisfies the New York Stock Exchange’s (the “NYSE”) rules regarding director independence. Such resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Each will continue in their positions as Co-Presidents and Chief Operating Officer, respectively. In addition, the Board made related changes to its committee composition such that each committee of the Board consists entirely of independent directors as of April 19, 2021.

The Company previously qualified as a “controlled company” for purposes of the NYSE rules, which exempted the Company from certain of the NYSE’s rules regarding director independence. However, the Company no longer qualified as a “controlled company” in February 2021. Although the Company had until February 2022 to fully comply with the independence requirements, as a result of the changes to the Board and its committees discussed above, as of April 19, 2021 the Board is in full compliance with the NYSE’s independence requirements.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moelis & Company.

By:	/s/ Osamu Watanabe
Name:	Osamu Watanabe
Title:	General Counsel

Dated: April 20, 2021

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